Exhibit 5.2

February 22, 2024

Pacific Gas and Electric Company

300 Lakeside Drive

Oakland, California 94612

Re:	Pacific Gas and Electric Company

Registration Statement on Form S-3

To the Addressee:

We have served as counsel to Pacific Gas and Electric Company, a California corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering from time to time by the Company of certain securities described therein, in amounts, at prices and on terms to be determined at the time of an offering, including: (i) unsecured senior debt securities of the Company (the “Senior Debt Securities”); (ii) first mortgage bonds of the Company (the “First Mortgage Bonds” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) warrants for purchase of the Company’s Debt Securities (the “Warrants”); and (iv) contracts to purchase or sell the Company’s Debt Securities (the “Purchase Contracts”), which Purchase Contracts may be issued separately or as part of units (the “Purchase Units”) consisting of a Purchase Contract and other securities or obligations issued by the Company or any of its subsidiaries or other affiliates or third parties (including, without limitation, other Securities (as defined herein) and United States treasury securities). The securities specified in clauses (i) through (iv) above are collectively referred to herein as the “Securities”.

Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued pursuant to the Indenture, dated as of August 6, 2018 (as supplemented and amended from time to time, the “Senior Note Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Trustee”). The Senior Note Indenture is incorporated by reference as an exhibit to the Registration Statement. Unless otherwise specified in the applicable prospectus supplement, the First Mortgage Bonds will be issued pursuant to the Indenture of Mortgage, dated as of June 19, 2020 (as supplemented and amended from time to time, the “Mortgage Indenture” and, together with the Senior Note Indenture, the “Indentures”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Mortgage Trustee”). The Mortgage Indenture is incorporated by reference as an exhibit to the Registration Statement.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

Pacific Gas and Electric Company

February 22, 2024

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits to be filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. Each series of Senior Debt Securities will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities, the terms of the offering thereof and related matters; (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of Senior Debt Securities has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein; and (iii) such Senior Debt Securities shall have been duly executed, authenticated and issued as provided in the Senior Note Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. Each series of First Mortgage Bonds will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of mortgagees’ or creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of First Mortgage Bonds, the terms of the offering thereof and related matters; (ii) any supplemental indenture to be entered into in connection with the issuance and sale of such series of First Mortgage Bonds has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein; and (iii) such First Mortgage Bonds shall have been duly executed, authenticated and issued as provided in the Mortgage Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Pacific Gas and Electric Company

February 22, 2024

3. The Warrants will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto; (iii) if such Warrants are exercisable for Debt Securities, the actions necessary for the Debt Securities to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms have been taken; and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

4. Each series of Purchase Contracts and/or the applicable Purchase Units will constitute the valid and legally binding obligation of the Company (subject to bankruptcy, insolvency, liquidation, receivership, reorganization, moratorium, fraudulent conveyance, transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity) when: (i) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such Purchase Contracts and/or the applicable Purchase Units, the terms of the offering thereof and related matters; (ii) a purchase agreement or agreements relating to the Purchase Contracts and/or the applicable Purchase Units have been duly authorized and validly executed and delivered by the Company and each other party thereto; (iii) if such Purchase Contracts and/or Purchase Units relate to the issuance and sale of Debt Securities, the actions necessary for the Debt Securities to constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms have been taken; and (iv) the Purchase Contracts and/or applicable Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Securities: (i) the Registration Statement and any supplements and amendments thereto shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) any Securities being offered will be issued and sold upon the terms specified in an appropriate order of the California Public Utilities Commission; (iii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (iv) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements

Pacific Gas and Electric Company

February 22, 2024

or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) the applicable Indenture will not have been modified or amended and will be the valid and legally binding obligation of the trustee named therein; (vii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any warrant agreement, purchase agreement, Warrant, Purchase Contract or Purchase Unit will be governed by the laws of the State of New York; and (ix) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the State of California and the federal law of the United States.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated in this opinion letter, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof. We assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP